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                                 EXHIBIT 23.1

                      CONSENT OF COOPERS & LYBRAND L.L.P.
                            INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated February 13, 1997, on our audits of the consolidated financial statements of SunGard Data Systems Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the heading "Experts".

/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 5, 1998